Exhibit A


    Amendment to Articles of Incorporation of International Travel CD's, Inc.



         Section 1.        DESIGNATION AND AMOUNT.

         766,667 shares of Preferred Stock, no par value per share, are hereby designated as "Series A Convertible Preferred Stock" (the "Series A Convertible Preferred Stock") which may be issued in whole or fractional shares. The Series A Convertible Preferred Stock shall have a stated value of $1.50 per share (the "Stated Value").

         Section 2.        DIVIDENDS AND DISTRIBUTIONS.

         Each share of Series A Convertible Preferred Stock shall share pari-passu with all dividends on each share of Common Stock of the Company (the "Common Stock") and shall otherwise have no dividend rights.

         Section 3.        VOTING RIGHTS.

         Except as otherwise required by the Colorado Business Corporation Act, each holder of Series A Convertible Preferred Stock shall be entitled to vote on all matters submitted to the stockholders of the Company and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series A Convertible Preferred Stock could be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of stockholders entitled to vote on any matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise required by law, the holders of shares of Series A Convertible Preferred Stock and Common Stock shall vote together (or render written consents in lieu of a vote) as a single class on all matters submitted to the stockholders of the Company. Such determination of "whole shares" shall be based upon the aggregate number of shares of Series A Convertible Preferred Stock held by each holder, and not upon each share of Series A Convertible Preferred Stock so held by such holder.

         Section 4.        LIQUIDATION, DISSOLUTION OR WINDING UP.

                  (a) If the Company shall adopt a plan of liquidation or of dissolution, or commence a voluntary case under the federal bankruptcy laws or any other applicable state or federal bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in any involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due and on account of such event the Company shall liquidate, dissolve or wind up, or upon any other liquidation, dissolution or winding up of the Company (each a "Liquidation Event"), no distribution shall be made to the holders of shares of Common Stock, unless, prior thereto, the holders of each share of Series A Convertible Preferred Stock shall have first received an amount equal to the Stated Value of the Series A Convertible Preferred Stock (the "Liquidation Preference"). If upon any Liquidation Event, the amount so payable or distributable is insufficient to pay the holders of shares of Series A Convertible Preferred Stock the full Liquidation Preference to which they shall be entitled, then, and in that event, the amount so distributable, shall be shared ratably according to the respective Liquidation Amounts due to each of the holders of shares of Series A Convertible Preferred Stock

         Section 5.        CONVERSION.

                  (a) Subject to the provisions for adjustment hereinafter set forth, each share of Series A Convertible Preferred Stock shall be convertible in the manner hereinafter set forth into fully paid and nonassessable shares of Common Stock. Commencing upon issuance, each share of Series A Convertible Preferred Stock may, at the option of the holder thereof, be converted at into one (1) share of Common Stock.

                  (b) The number of shares of Common Stock into which each share of Series A Convertible Preferred Stock is convertible shall be subject to adjustment from time to time as follows:

                           (i) In case  the  Company  shall  at any time or from
time to time declare a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock or subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares or combine or reclassify the outstanding shares of Common stock into a smaller number of shares of Common Stock, and in each case,

                                    (A) the  number of  shares  of Common  Stock
into which each share of Series A Convertible
Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock which the holder of a share of Series A Convertible Preferred Stock would have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event or the record date therefor, whichever is earlier; and

                                    (B) an  adjustment  made  pursuant  to  this
clause (i) shall become effective (I) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (II) in the case of any such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

                           (ii) In the case,  at any time after the date hereof,
of any capital reorganization or any
reclassification of the stock of the Company (other than as a result of a stock dividend or subdivision, split-up or combination of shares), then, as a condition of the consummation of such transaction, lawful and adequate provision shall be made so that each holder of shares of Series A Convertible Preferred Stock shall be entitled, upon conversion, to an amount per share equal to (A) the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or which each share of Common Stock is changed or exchanged multiplied by (B) the number of shares of Common Stock into which a share of Series A Convertible Preferred Stock is convertible immediately prior to the consummation of such transaction.

                  (c) In case the Company shall be a party to a transaction described in subparagraph (b)(ii) above resulting in the change or exchange of the Company's Common Stock then, from and after the date of announcement of the pendency of such subparagraph (b)(ii) transaction until the effective date thereof, each share of Series A Convertible Preferred Stock may be converted, at the option of the holder thereof, into shares of Common Stock on the terms and conditions set forth in this Section 5, and if so converted during such period, such holder shall be entitled to receive such consideration in exchange for such holder's shares of Common Stock as if such holder had been the holder of such shares of Common Stock as of the record date for such change or exchange of the Common Stock.

                  (d) The holder of any shares of Series A Convertible Preferred Stock may exercise his right to convert such shares into shares of Common Stock by surrendering for such purpose to the Company, at the offices of the Company, at 111 Presidential Drive, Bala Cynwyd, PA 19004, or any successor location, a certificate or certificates representing the shares of Series A Convertible Preferred Stock to be converted with the form of election to convert (the "Election to Convert") on the reverse side of the stock certificate completed and executed as indicated, thereby stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 5 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case the Election to Convert shall specify a name or names other than that of such holder, it shall be accompanied by payment of all transfer or other taxes payable upon the issuance of shares of Common Stock in such name or names that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Convertible Preferred Stock pursuant hereto. The Company will have no responsibility to pay any taxes with respect to the Series A Convertible Preferred Stock. As promptly as practicable, and in any event within three Business Days after the surrender of such certificate or certificates and the receipt of the Election to Convert, and, if applicable, payment of all transfer or other taxes (or the demonstration to the satisfaction of the Company that such taxes have been paid), the Company shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common stock to which the holder of shares of Series A Convertible Preferred Stock so converted shall be entitled and (ii) if less than the full number of shares of Series A Convertible Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted. Such conversion shall be deemed to have been made at the close of business on the date of giving of the Election to Convert and of such surrender of the certificate or certificates representing the shares of Series A Convertible Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock in accordance herewith, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. The Company shall not be required to convert, and no surrender of shares of Series A Convertible Preferred Stock shall be effective for that purpose, while the transfer books of the Company for the Common Stock are closed for any purpose (but not for any period in excess of 15 calendar days); but the surrender of shares of Series A Convertible Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares of Series A Convertible Preferred Stock were surrendered, and at the conversion rate in effect at the date of such surrender.

                  (e) In connection with the conversion of any shares of Series A Convertible Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Conversion Rate.

         Section 6.        MANDATORY CONVERSION.

         (a) In the case, at any time after the date hereof, of any consolidation, merger or other business combination of the Company with or into any other person or persons in which the Company is not the surviving corporation, then, at the closing or effective time, as applicable, of such transaction each share of Series A Convertible Preferred Stock shall automatically convert into that number of shares of the Company's Common Stock as determined in accordance with Section 5 hereof (a "Mandatory Conversion").

         (b) If there shall be a Mandatory Conversion pursuant to Section 6(a)(1) above, all holders of record of shares of Series A Preferred Stock shall be given 15 days prior written notice of the date on which the Company shall effect the Mandatory Conversion (the "Mandatory Conversion Date"). Such notice shall also specify the place designated for exchanging shares of Series A Convertible Preferred Stock for shares of Common Stock. On or before the Mandatory Conversion Date, as determined by the Board of Directors, each holder of Series A Convertible Preferred Stock shall surrender the certificate or certificates therefor to the Company or its transfer agent at the place designated in such notice. As soon as practicable after the Mandatory Conversion Date, the Company shall issue and deliver to those holders who shall have delivered their certificate or certificates to the Company or its transfer agent, certificates for the number of shares of Common Stock to which such holder shall be entitled under Section 6(a)(1). On the Mandatory Conversion Date, all certificates representing shares of Series A Convertible Preferred Stock shall be deemed canceled by the Company and no longer outstanding, and all rights of the holders of Series A Convertible Preferred Stock (except the rights under this Section 6(b)(2)) shall cease.

         Section 7.        REPORTS AS TO ADJUSTMENTS.

         Whenever the number of shares of Common Stock into which each share of Series A Convertible Preferred Stock is convertible is adjusted as provided in
Section 5 hereof, the Company shall promptly mail to the holders of record of the outstanding shares of Series A Convertible Preferred Stock at their respective addresses as the same shall appear in the Company's stock records a notice stating that the number of shares of Common Stock into which the shares of Series A Convertible Preferred Stock are convertible has been adjusted and setting forth the new number of shares of Common Stock (or describing the new stock, securities, cash or other property) into which each share of Series A Convertible Preferred Stock is convertible, as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof, and when such adjustment became effective.

         Section 8.        REDEMPTION.

                  (a) Commencing five (5) years from the date of this Certification of Designation, all, but not less than all, of the shares of Series A Convertible Preferred Stock may be redeemed at any time by the Company at its sole discretion and election at $1.50 per share upon thirty days written notice to the holders (the "Redemption Date"). Holders shall be entitled to convert their shares of Series A Convertible Preferred Stock during the thirty
(30) trading day period commencing on the date of the Redemption Notice.

                  (b) The Redemption Notice shall be given in writing by the Company to all holders of record within fifteen (15) days of the last consecutive Trading Day by mail at such holder's address as it appears on the transfer books of the Company, and the time of mailing such notice shall be deemed the time of delivery. The Redemption Notice shall set forth the date of redemption. Such notice shall be given to the holders not less than thirty (30) days prior to the date of redemption. Commencing thirty (30) days after the date of the Redemption Notice, the Company shall have the right to redeem, at any time, all of the outstanding shares of Series A Convertible Preferred Stock by paying therefor in cash $1.50 per share.

                  (c) If the Company so elects, the Company shall provide for the payment of the redemption price by depositing the requisite monies, with a bank or trust company of adequate capitalization of its choice as Paying Agent on the date specified for redemption (provided the Redemption Notice shall state the name and address of such Paying Agent and the intention of the Company to deposit and the availability of the moneys). All rights of the holders thereof as shareholders of the Company, except the right to receive the applicable redemption price (without interest) shall cease and terminate. Any interest allowed on the moneys so deposited shall be paid to the Company. Any moneys (or other consideration, if applicable) so deposited which shall remain unclaimed by the holders of such Series A Convertible Preferred Stock at the end of three (3) years after the redemption date shall become the property of, and be paid by such bank or trust company to, the Company.

         Section 9.        REACQUIRED SHARES.

         Any shares of Series A Convertible Preferred Stock converted, purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof, and, if necessary to provide for the lawful purchase of such shares, the capital represented by such shares shall be reduced in accordance with the Colorado Business Corporation Act. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, no par value, of the Company and may be reissued as part of another series of Preferred Stock, no par value, of the Company.

         Section 10.       CERTAIN DEFINITIONS.

         For the purposes of the Certificate of Designation of Series A Convertible Preferred Stock which embodies this resolution:

         "Business Day" means any day other than a Saturday, Sunday, or a day on which banking institutions in the State of Colorado are authorized or obligated by law or executive order to close.

         "Trading Day" means a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, any day other than a Saturday, Sunday, or a day on which banking institutions in the State of Colorado are authorized or obligated by law or executive order to close.